EXHIBIT 99.3

ANGEL STUDIOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD ON

[   ], 2025

P R O X Y C A R D

The undersigned hereby appoints [ ] or [ ], which we refer to together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the special meeting of the stockholders of Angel Studios, Inc., a Delaware corporation (“ASI”), to be held on [ ], 2025 at [ ][a.m./p.m.] at [ ] or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. The undersigned acknowledges receipt of the accompanying joint proxy statement/prospectus and revokes all prior proxies for said special meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the special meeting of the stockholders to be held on [ ], 2025: The notice of special meeting of the stockholders and the accompanying joint proxy statement/prospectus are available at [ ].

  SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF ANGEL STUDIOS, INC. RECOMMENDS A VOTE “FOR” PROPOSALS NOs. 1 and 2	Please mark vote as indicated in this example		☒

Proposal No. 1 — The Business Combination Proposal —to approve and adopt the Agreement and Plan of Merger, dated as of September 11, 2024, by and among Southport Acquisition Corporation, a Delaware corporation (“SAC”), Sigma Merger Sub, Inc. (“Merger Sub”) and Angel Studios, Inc. (“ASI”), a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A-1, as amended by Amendment No. 1, dated as of February 14, 2025, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A-2 (as amended, the “Merger Agreement”).

	FOR ◻	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Adjournment Proposal — to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of Proposal No. 1 at the special meeting.

	FOR ◻	AGAINST ☐	ABSTAIN ☐

NOTE: The persons named in this proxy may use their discretion to vote on any other matters which properly come before the special meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Date: , 2025

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will be treated as a vote AGAINST the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO ANGEL STUDIOS, INC. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.